Exhibit 99.1

Bottomline Technologies Reports Record Fourth Quarter Results

Strong Subscription and Transaction Revenue Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 20, 2013 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the fourth quarter and fiscal year ended June 30, 2013.

Revenues for the fourth quarter were $65.0 million, an increase of $3.6 million, or 6%, from the fourth quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s commercial banking, legal spend management and Paymode-X® cloud-based applications, increased 8% from the fourth quarter of last year to $30.4 million.

Gross margin for the fourth quarter was $34.6 million, an increase of $0.9 million from the fourth quarter of last year. Net loss for the fourth quarter was $3.8 million, or net loss per share of $0.11.

Core net income for the fourth quarter was $11.7 million, an increase of $2.6 million from the fourth quarter of last year. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $8.3 million, equity-based compensation of $4.5 million and non-cash interest expense of $2.7 million associated with the convertible notes we issued in December 2012. Core earnings per share was $0.32, an increase from $0.26 a year ago.

“We are pleased to report a strong fourth quarter with record revenues and solid financial performance across the board, concluding an outstanding fiscal year” said Rob Eberle, President and CEO of Bottomline Technologies. “Our business is executing on all fronts. The investments we have made in our key product sets have been well received and extended our competitive advantage in our targeted growth markets. Looking ahead to next fiscal year, we are confident in our ability to execute on our growth plans.”

Revenues for the year ended June 30, 2013 increased 14% to $254.8 million as compared with $224.3 million last year. Subscription and transaction revenues increased 39% to $118.0 million in the year ended June 30, 2013. Net loss for the year ended June 30, 2013 was $14.4 million, or $0.41 per share.

Core net income for the year ended June 30, 2013 was $45.6 million, an increase of $10.8 million from last year. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $30.4 million, restructuring expenses of $1.2 million, equity-based compensation of $18.0 million and non-core charges of $10.4 million associated with the convertible notes we issued in December 2012. Core earnings per share was $1.26 as compared to $0.99 in the prior year period.

Fourth Quarter Customer Highlights

•

Leading organizations, such as Ally Financial, Ameriprise Financial Services, Atos IT Services UK Ltd, Bank of New York Mellon, Deere & Company, Deloitte LLP, Eddie Bauer, Fiduciary Trust Company, Equity Insurance Management Ltd, IBM UK Ltd, Kaman Industrial Technologies Corp, Liberty Property Trust, McGraw Hill Financial, Nassau County (New York), OneBeacon Insurance Group, Pershing, Renown Health, Talbots, Telefonica UK Ltd, Teradyne, Virginia Housing Development Authority and Wells Fargo & Company, chose Bottomline’s payment automation solutions.

•

Chosen by or expanded relationships with 10 leading insurers, including AMICA Mutual Insurance, Riverport Insurance, Indiana Farmers Mutual Insurance, Maxum Specialty Insurance Group and Sentry Insurance to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•

Selected for Bottomline’s SWIFT Access Service by customers such as Augentius Group Ltd, BAE Systems Plc, Diamond Bank (UK) Plc, International Financial Data Services Ltd, Johnson Matthey Plc, London Metal Exchange, Truphone Ltd and Waha Oil.

•

Deepened relationships in the healthcare vertical with customers such as Cambridge Hospital, Catholic Health Initiatives, Landmark Medical Center, Mercy Memorial Hospital, Sunrise Medical Center and West Georgia Health Systems.

•

Selected by Adams County Government, AVON Europe, Christie Manson & Woods Ltd, Cisco Systems, Fort Wayne Metals, Intercontinental Terminals Co, Jones Lang LaSalle, Life Technologies, Spirax-Sarco Ltd, Spyder Active Sports and Starz Entertainment to provide transaction document automation solutions.

Fourth Quarter Strategic Corporate Highlights

•

Awarded a further accreditation from SWIFT, becoming the SWIFT business partner for the U.K., Ireland and the Channel Islands. The award enhances our business relationship with SWIFT and makes Bottomline one of the most highly accredited SWIFT Partners worldwide.

•

Achieved the ServiceMark Accreditation from the Institute of Customer Service (ICS), the UK’s leading independent professional membership body for customer services, demonstrating our ongoing commitment to outstanding customer care.

•

Appointed Steve Clarke as Chief Information Security Officer. Mr. Clarke, who most recently served as Executive Director of Information Security, Strategy and Architecture for Morgan Stanley, will oversee Bottomline’s security initiatives.

•

Welcomed Steve Ryan to the management team as Senior Vice President of Product Management for our Banking Solutions group. Mr. Ryan brings more than 25 years of experience in developing and launching new financial technology products to the role.

~ more ~

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs and non-core charges associated with the convertible notes we issued in December 2012. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments issued in conjunction with the notes. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with our board of directors in respect of our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and twelve months ended June 30, 2013 and 2012 is as follows:

	Three Months Ended June 30,		Year Ended June 30,
	(in thousands)		(in thousands)
	2013	2012	2013	2012
GAAP net income (loss)	$(3,814)	$(1,168)	$(14,395)	$1,705
Amortization of intangible assets	4,874	4,702	19,549	15,753
Equity-based compensation	4,499	3,511	18,031	13,768
Acquisition and integration-related expenses	3,382	980	10,827	1,987
Restructuring expenses (benefit)	(13)	1,049	1,179	1,609
Net loss on derivative instruments	—	—	4,435	—
Non-cash interest expense	2,738	—	5,980	—

Core net income	$11,666	$9,074	$45,606	$34,822

~ more ~

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans and drive increasingly positive results for the company. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2012 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2013	2012
Revenues:
Subscriptions and transactions	$30,359	$27,983
Software licenses	5,330	4,969
Service and maintenance	27,390	26,440
Equipment and supplies	1,953	2,006

Total revenues	65,032	61,398
Cost of revenues:
Subscriptions and transactions	17,026	12,690
Software licenses	421	462
Service and maintenance	11,436	12,896
Equipment and supplies	1,553	1,630

Total cost of revenues	30,436	27,678

Gross profit	34,596	33,720
Operating expenses:
Sales and marketing	16,182	14,399
Product development and engineering	7,788	9,327
General and administrative	7,494	5,990
Amortization of intangible assets	4,874	4,702

Total operating expenses	36,338	34,418

Loss from operations	(1,742)	(698)
Other income (expense), net	(3,249)	7

Loss before income taxes	(4,991)	(691)
Provision (benefit) for income taxes	(1,177)	477

Net loss	$(3,814)	$(1,168)
Basic net loss per share attributable to common stockholders	$(0.11)	$(0.03)

Diluted net loss per share attributable to common stockholders	$(0.11)	$(0.03)

Shares used in computing basic net loss per share:	35,941	34,744
Shares used in computing diluted net loss per share:	35,941	34,744

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses, stock compensation expense and non-core charges associated with our convertible notes):(1)

Core net income	$11,666	$9,074

Diluted core net income per share(2)	$0.32	$0.26

1)

Core net income excludes charges for amortization of intangible assets of $4,874 and $4,702, acquisition and integration-related expenses of $3,382 and $980, restructuring expenses (benefit) of ($13) and $1,049, equity-based compensation of $4,499 and $3,511 and non-core charges associated with our convertible notes of $2,738 and zero for the three months ended June 30, 2013 and 2012, respectively.

2)	Shares used in computing diluted core earnings per share were 36,694 and 35,438 for the three months ended June 30, 2013 and 2012, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended
	June 30,
	2013	2012
Revenues:
Subscriptions and transactions	$118,016	$85,005
Software licenses	22,546	17,562
Service and maintenance	106,389	113,832
Equipment and supplies	7,823	7,885

Total revenues	254,774	224,284
Cost of revenues:
Subscriptions and transactions	64,101	41,266
Software licenses	2,399	2,082
Service and maintenance	46,788	51,559
Equipment and supplies	5,998	6,280

Total cost of revenues	119,286	101,187

Gross profit	135,488	123,097
Operating expenses:
Sales and marketing	62,825	49,902
Product development and engineering	32,974	28,687
General and administrative	27,076	21,495
Amortization of intangible assets	19,549	15,753

Total operating expenses	142,424	115,837

Income (loss) from operations	(6,936)	7,260
Other income (expense), net	(11,357)	41

Income (loss) before income taxes	(18,293)	7,301
Provision (benefit) for income taxes	(3,898)	5,596

Net income (loss)	$(14,395)	$1,705
Basic net income (loss) per share attributable to common stockholders	$(0.41)	$0.05

Diluted net income (loss) per share attributable to common stockholders	$(0.41)	$0.05

Shares used in computing basic net income (loss) per share:	35,444	34,268
Shares used in computing diluted net income (loss) per share:	35,444	35,244

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses, stock compensation expense and non-core charges associated with our convertible notes):(1)

Core net income	$45,606	$34,822

Diluted core net income per share(2)	$1.26	$0.99

1)

Core net income excludes charges for amortization of intangible assets of $19,549 and $15,753, acquisition and integration-related expenses of $10,827 and $1,987, restructuring expenses of $1,179 and $1,609, equity-based compensation of $18,031 and $13,768 and non-core charges associated with our convertible notes of $10,415 and zero for the year ended June 30, 2013 and 2012, respectively.

2)	Shares used in computing diluted core earnings per share were 36,235 and 35,244 for the year ended June 30, 2013 and 2012, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	June 30,
	2013	2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$293,077	$124,862
Accounts receivable	44,430	45,344
Other current assets	15,243	15,465

Total current assets	352,750	185,671
Property and equipment, net	23,631	19,756
Intangible assets, net	192,068	177,941
Other assets	17,073	9,003

Total assets	$585,522	$392,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,933	$8,841
Accrued expenses	16,070	17,170
Deferred revenue	47,184	41,304

Total current liabilities	72,187	67,315
Convertible senior notes	138,582	—
Deferred revenue, non-current	9,104	7,072
Deferred income taxes	5,457	1,641
Other liabilities	3,443	2,157

Total liabilities	228,773	78,185
Stockholders’ equity
Common stock	38	37
Additional paid-in-capital	499,182	438,732
Accumulated other comprehensive loss	(10,460)	(6,564)
Treasury stock	(21,888)	(22,291)
Accumulated deficit	(110,123)	(95,728)

Total stockholders’ equity	356,749	314,186

Total liabilities and stockholders’ equity	$585,522	$392,371